Exhibit (h)(3)

FORM OF AMENDED AND RESTATED DEALER MANAGER AGREEMENT

Sierra Income Corporation

                    , 2015

SC Distributors, LLC

610 Newport Center Drive, Suite 350

Newport Beach, CA 92660

Ladies and Gentlemen:

This Amended and Restated Dealer Manager Agreement (this “Agreement”) amends, restates and replaces in full that certain Dealer Manager Agreement dated April 17, 2012, by and between Sierra Income Corporation, a Maryland corporation (the “Company”) that elected to be treated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”) and SC Distributors, LLC, a Delaware limited liability company (the “Dealer Manager”).

The Company filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the Registration Statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such Registration Statement is finally amended and revised at the effective date of the Registration Statement (including the effective date of any post-effective amendment thereto).

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of shares (the “Offered Shares”) of the Company’s common stock, at $0.001 par value per share (the “Common Stock”). In this Agreement, unless explicitly stated otherwise, the “Offering” means each Offering covered by a Registration Statement and “Offered Shares” means the shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Offered Shares set forth in the Prospectus (as defined in Section 1.1(a) below) that will be issued and sold to the public at the public offering prices per share set forth in the Prospectus. In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager). In this Agreement, unless explicitly stated otherwise, the “Prospectus” means, at any given time, each Prospectus contained in a Registration Statement.

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Offered Shares, the Offering Period (as defined in Section 10.1 below) or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Offered Shares are to be issued and sold to the public on a “best efforts” basis through: (a) the Dealer Manager, as the exclusive managing dealer; and (b) other broker-dealers retained by the Dealer Manager, at its sole discretion, to participate in an Offering and that has entered into, or will enter into, a Participating Broker-Dealer Agreement in connection with each Offering covered by the Registration Statements listed on Schedule 1 in the form attached to this Agreement as Exhibit A, (the “Participating Dealers”) at the public offering price per share set forth in a Prospectus (subject in certain circumstances to discounts based upon the volume of shares purchased and for certain categories of purchasers), or at such higher price as necessary to ensure that the Offered Shares are not sold at a price, after deduction of selling commissions and dealer manager fees, that is below the Company’s net asset value per share. In the event of a material decline in the Company’s net asset value per share, which is considered to be a 5% decrease below the net offering price then in effect, and subject to certain conditions, the offering price will be reduced accordingly.

The Company is externally advised by SIC Advisors LLC, a Delaware limited liability company (the “Advisor”) pursuant to the investment advisory agreement entered into between the Company and the Advisor (the “Advisory Agreement”), substantially in the form included as an exhibit to the Registration Statement (as defined in Section 1.1 below).

The Company entered into an administration agreement (the “Administration Agreement”) with an affiliate of the Advisor.

The Company hereby appoints the Dealer Manager as its exclusive agent and managing dealer for the Offering, to solicit, and to cause Participating Dealers to solicit, purchasers of the Offered Shares at the purchase price and upon the terms and subject to the conditions set forth in the Prospectus, and the Dealer Manager hereby accepts such engagement and agrees to use its best efforts to procure purchasers of the Offered Shares during the Offering Period.

1. Representations and Warranties of the Company.

The Company and the Advisor hereby jointly and severally represent, warrant and agree to the Dealer Manager and each Participating Dealer, as of the date hereof and at all times during the Offering Period (provided that, to the extent such representations and warranties are given as of a specified date or dates, the Company and Advisor make such representations and warranties only as of such date or dates) as follows:

1.1 Compliance with Registration Requirements.

(a) A Registration Statement, including a preliminary prospectus, for the registration of the Offered Shares has been prepared by the Company and filed with the SEC in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations promulgated thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required by the SEC through the date hereof and will file such additional amendments and supplements thereto as may hereafter be required. The term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC; the term “Prospectus” means the prospectus, as amended or supplemented, on file with the SEC at the Effective Date of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein); provided, however, that if the Prospectus is amended or supplemented after the Effective Date, then the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 497 of the Securities Act Regulations shall differ from the Prospectus on file with the SEC at the Effective Date, the term “Prospectus” shall refer to the Prospectus filed pursuant to Rule 497 of the Securities Act Regulations from and after the date on which it shall have been filed with the SEC; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC. As of the date hereof, the SEC has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the SEC under the Securities Act. As of the date hereof, no jurisdiction in which the Offered Shares have been or will be offered or sold has issued any notification with respect to the suspension of the qualification of the Offered Shares for sale in such jurisdiction and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened. The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Offered Shares.

(b) No documents filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are or shall be incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and/or preliminary prospectus.

(c) The Registration Statement and the Prospectus have complied, and will comply, as of the applicable Effective Date or Filing Date, as the case may be, and, during the term of this Agreement, in all material respects with the Securities Act and the Securities Act Regulations, and the sections of the Investment Company Act applicable to business development companies; the Registration Statement, as of the applicable Effective Date, does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Prospectus, as of the applicable Filing Date, does not, and any amendment or supplement thereto will not, as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Participating Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto. There has not been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of any proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or any initiation or, to the Company’s knowledge, threat of any proceeding for such purpose.

1.2 Good Standing of the Company.

(a) The Company is a corporation duly organized and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby and carry out its obligations hereunder. This Agreement is duly and validly authorized, executed and delivered by or on behalf of the Company and, assuming the due authorization, execution and delivery of this Agreement by the Dealer Manager, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 8 and 9 of this Agreement, respectively, may be limited under applicable securities laws.

(b) The Company and, to the knowledge of the Company, each of the Advisor and the Administrator, has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not result in a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Company taken as a whole (a “Material Adverse Effect”).

1.3 Authorization and Description of Securities. The issuance and sale of the Offered Shares have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, the Offered Shares will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Company are not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or under any agreement to which the Company is a party or otherwise. The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding shares of Common Stock as of the date hereof are as set forth in the Prospectus under the caption “Description of our Capital Stock.” All offers and sales of the Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

1.4 Absence of Defaults and Conflicts.

(a) The Company and its Subsidiaries are not in violation of its charter or its bylaws, and the execution and delivery of this Agreement and the performance of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms hereof do not and will not conflict with or violate the terms of or constitute or result in a breach of or default under: (i) its (or any of its Subsidiaries’) charter, bylaws or other organizational documents, as the case may be; or (ii) any indenture, mortgage, deed of trust, lease, note or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or to which any of their properties are bound; or (iii) any law, rule or regulation applicable to the Company or any of its Subsidiaries or any of their properties; or (iv) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties except, in the cases of clauses (ii), (iii) and (iv), for such violations or defaults that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) To the knowledge of the Company, the Advisor is not in violation of its Certificate of Formation, limited liability company agreement and other organizational and operating documents, and the execution, delivery and performance of the Advisory Agreement, the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not conflict with or violate the terms of or constitute or result in a breach of or default under: (i) its Certificate of Formation; or (ii) its limited liability company agreement; or (iii) any indenture, mortgage, deed of trust, lease, note or other agreement or instrument to which the Advisor or any of its subsidiaries is a party or to which the Advisor or any of its subsidiaries or any of their properties is bound; or (iv) any law, rule or regulation applicable to the Advisor; or (v) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Advisor or its assets except, in the cases of clauses (ii), (iii), (iv) and (v), for such violations or defaults that, individually or in the aggregate, could not reasonably be expected to result in (a) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Advisor or (b) a Material Adverse Effect. To the knowledge of the Company, no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of the Advisory Agreement by the Advisor.

1.5 Advisor, Advisory Agreement and Administrator; Administration Agreement.

(a) The Advisor is a limited liability company duly formed and validly existing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The Administrator is a limited liability company duly formed and validly existing under the laws of the State of Delaware.

(b) Each of this Agreement, the Advisory Agreement and the Administration Agreement is duly and validly authorized, executed and delivered by or on behalf of the Advisor or the Administrator, as the case may be, and constitutes a valid and binding agreement of the Advisor or the Administrator, as the case may be, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).

(c) The execution and delivery of each of this Agreement, the Advisory Agreement and Administration Agreement and the performance thereunder by the Advisor or the Administrator, as the case may be, do not and will not (i) conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (1) the Advisor’s or the Administrator’s respective limited liability company agreement, or other organizational documents, or (2) any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Advisor or the Administrator is a party or by which the Advisor or the Administrator or any of their respective assets is bound except, for purposes of this clause (2) only, for such conflicts, breaches or defaults that could not reasonably be expected to have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Advisor or the Administrator, or (B) a Material Adverse Effect; or (ii) result in and could not reasonably be expected to result in, individually or in the aggregate, in any material respect any conflict with, breach of, or default under, any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Advisor or the Administrator or any of their respective assets. No consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of the Advisory Agreement by the Advisor or the Administration Agreement by the Administrator except (i) such as have been already obtained under the Securities Act or the Investment Company Act or (ii) as may be required under state securities laws. The Advisor and the Administrator are not in violation of their respective limited liability company agreements or other organizational documents.

(d) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisor, threatened against or affecting the Advisor, or to the knowledge of the Administrator, threatened against or affecting the Administrator.

(e) The Advisor and the Administrator possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, other than those the failure to possess or own would not have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Advisor or the Administrator, as the case may be, (B) a Material Adverse Effect, or (C) a material adverse effect on the performance of the services under the Advisory Agreement by the Advisor or the Administration Agreement by the Administrator, and the Advisor and the Administrator have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

1.6 No Registration as an Investment Company. The Company is not, and neither the offer or sale of the Offered Shares nor any activities of the Company will cause the Company to be, a “registered management investment company” as that term is used in the Investment Company Act.

1.7 Absence of Further Requirements. No filing with, or consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency has been or is required for the performance by the Company or any of its Subsidiaries of their respective obligations under this Agreement or for the consummation by the Company of any of the transactions contemplated hereby, or in connection with the issuance and sale by the Company of the Offered Shares, except as may be required or have been obtained under the Securities Act, the Exchange Act, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), state securities laws or other laws of states in which the Company is, or is required to be, qualified to transact business in such states or as may be required by subsequent events which may occur, or where the failure to obtain such consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency would not reasonably be expected to result in a Material Adverse Effect.

1.8 Legal Proceedings. Unless otherwise described in the Prospectus, there are no actions, suits or proceedings against, or inquiries or investigations of, the Company or its Subsidiaries (each a “Legal Proceeding”) pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (a) asserting the invalidity of this Agreement, (b) seeking to prevent the issuance of the Offered Shares or the consummation of any of the transactions contemplated by this Agreement, (c) that might materially and adversely affect the performance by the Company and its Subsidiaries, considered as one enterprise, of its obligations under, or the validity or enforceability of, this Agreement, or the Offered Shares, (d) which could reasonably be expected to result in a Material Adverse Effect, or (e) seeking to affect adversely the federal income tax attributes of the Offered Shares. To the knowledge of the Company, there is no Legal Proceeding before or brought by any court, arbitrator, governmental agency, administrative agency or other tribunal, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Advisor. The Company promptly will give notice to the Dealer Manager of the occurrence of any action, suit, proceeding or investigation of the type referred to above arising or occurring at any time during the Offering Period

1.9 Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related notes, present fairly the consolidated financial position of the Company and its Subsidiaries, as of and at the dates specified, and the results of their operations and cash flows for the periods specified in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the SEC. No other financial statements or schedules are required to be included in the Registration Statement, the Prospectus or any preliminary prospectus.

1.10 [Reserved.]

1.11 Independent Registered Public Accounting Firm. The independent accounting firm that has audited and certified any financial statements included or to be included in the Registration Statement or the Prospectus or any amendments or supplements thereto, shall be, as of the applicable Effective Date or Filing Date, and shall have been during the periods covered by their report included in the Registration Statement or the Prospectus or any amendments or supplements thereto, an independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Regulations. Such accounting firm(s) have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

1.12 No Material Adverse Change in Business. Since the respective dates as of which information is provided in the Registration Statement and the Prospectus or any amendments or supplements thereto, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company, whether or not arising in the ordinary course of business, and (b) there have been no transactions entered into by the Company that could reasonably be expected to result in a Material Adverse Effect.

1.13 Material Agreements. There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. Each document incorporated by reference into the Registration Statement or the Prospectus complied, as of the date filed, in all material respects with the requirements as to form of the Exchange Act and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”).

1.14 Reporting and Accounting Controls. Each of the Company and its Subsidiaries has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in supplements to the Prospectus and amendments to the Registration Statement under the Securities Act and the Securities Act Regulations, the reports that it files or submits under the Exchange Act and the Exchange Act Regulations and the reports and filings that it is required to make under the applicable state securities laws in connection with the Offering are recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure; and the Company and its Subsidiaries makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries. Each of the Company and its Subsidiaries maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Company, none of the Company, its Subsidiaries or the Advisor, nor any of their respective employees or agents, has made any payment of funds of the Company, its Subsidiaries or the Advisor, as the case may be, or received or retained any funds, and no funds of the Company or its Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Company. Except as described in the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

1.15 Material Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, security holders of the Company, or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

1.16 Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to obtain such Governmental Licenses, singly or in the aggregate, would not have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and condition of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect, and all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. As of the date hereof, none of the Company or its Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of the Company, the Advisor possesses such Governmental Licenses issued by the appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to obtain such Governmental Licenses, singly or in the aggregate, would not result in (a) a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Advisor, (b) a Material Adverse Effect or (c) a material adverse effect on the performance of the services under the Advisory Agreement by the Advisor. To the knowledge of the Company, the Advisor has not received any notice of proceedings relating to the revocation or modification of any such Governmental License.

1.17 Subsidiaries. Each “significant subsidiary,” if any, of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect. The only direct Subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the Subsidiaries described or identified in the Registration Statement or such amendment to the Registration Statement.

1.18 Possession of Intellectual Property. The Company and its Subsidiaries own or possess, have the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company and its Subsidiaries, respectively, except where the failure to have such ownership or possession would not, singly or in the aggregate, result in a Material Adverse Effect. Unless otherwise disclosed in the Prospectus, none of the Company or its Subsidiaries has received any notice or is otherwise aware of any infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and/or its Subsidiaries, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

1.19 Advertising and Sales Materials. All advertising and supplemental sales literature prepared or approved by the Company, whether designated solely for “broker-dealer use only” or otherwise and regardless of how labeled or described, to be used in connection with the Offering that has been, or hereafter is, delivered by the Company or the Dealer Manager in connection with the Offering (the “Authorized Sales Materials”) do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Furthermore, all such Authorized Sales Materials shall be filed with, and will have received all required regulatory approval, which may include, but is not limited to approval from all appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. The Company is responsible for the content of all Authorized Sales Materials.

1.20 Compliance with Privacy Laws and the USA PATRIOT Act. The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

1.21 Business Development Company.

(a) The terms of the Advisory Agreement and the Administration Agreement, including compensation terms comply in all material respects with all applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

(b) No Person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder.

(c) The provisions of the corporate charter and bylaws of the Company and the investment objectives, policies and restrictions described in the Prospectus are and will be consistent in all material respects with the requirements of the Investment Company Act applicable to a BDC.

(d) The approval of the Advisory Agreement by each of the board of directors and the initial stockholders of the Company has been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as BDCs under the Investment Company Act.

1.22 Registration Rights. There are no persons, other than the Company, with registration or other similar rights to have any securities of the Company or its Subsidiaries registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, or included in the Offering contemplated hereby.

1.23 Taxes. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the execution, delivery and sale of the Offered Shares have been, or will be, paid when due. The Company has filed, or will file, all federal, state and foreign income tax returns that have been, or will be, required to be filed on or before the due date (taking into account all extensions of time to file), and has paid or provided for the payment of all taxes indicated by such returns and all assessments received by the Company and each of its Subsidiaries to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and such amounts are held in reserve by the Company.

1.24 Authorized Use of Trademarks. Any required consent and authorization has been obtained for the use of any trademark or service mark in any advertising and supplemental sales literature or other materials delivered by the Company to the Dealer Manager or approved by the Company for use by the Dealer Manager (and any Participating Dealer) and, to the Company’s knowledge, the use of any trademark or service mark in such literature or other materials does not constitute the unlicensed use of intellectual property.

1.25 Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

1.26 No Fiduciary Duty. The Company acknowledges and agrees that: (a) the Dealer Manager is acting solely in the capacity of an arm’s length contractual counterparty to it with respect to the Offering of the Offered Shares (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person; (b) the Dealer Manager is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; (c) the Company shall consult with each of their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Dealer Manager shall have no responsibility or liability to the Company with respect thereto; and (d) any review by the Dealer Manager of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Dealer Manager and shall not be on behalf of the Company. Under no circumstances will the Dealer Manager be obligated to underwrite or purchase any Offered Shares for its own account and, in soliciting purchasers of the Offered Shares, the Dealer Manager shall act solely as the Company’s agent and not as an underwriter or principal.

2. Covenants of the Company and the Advisor. The Company and the Advisor hereby jointly and severally covenant and agree that:

2.1 Compliance with Securities Laws and Regulations. The Company will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly furnish the Dealer Manager with a copy of (i) any comments or requests for additional or supplemental information from the SEC or any state securities administrator and (ii) any proposed post-effective amendment to the Registration Statement or any proposed amendment or supplement to the Prospectus; and (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or under the Securities Act; and (d) if at any time the SEC shall issue any stop order or any other order preventing or suspending the effectiveness of the Registration Statement or the use of the Prospectus, or shall institute any proceeding for that purpose, then, the Company will promptly notify the Dealer Manager and, to the extent the board of directors of the Company, including a majority of the independent directors, determines that such action is in the best interest of the Company, (y) use its commercially reasonable efforts to prevent the issuance of any such order, and (z) if any such order is issued, to obtain the lifting or removal of such order as promptly as possible. Prior to amending or supplementing the Registration Statement, any preliminary prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Dealer Manager for its review, a reasonable period of time prior to the propose time of filing or use thereof, a copy of each such proposed amendment or supplement.

2.2 Business Development Company. The Company filed a Form N-54A – Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed Pursuant to Section 54(a) of the Act (the “Notification of Election”) with the Commission, pursuant to which the Company elected to be treated as a BDC. Except as otherwise provided for in this Agreement, the Company will not withdraw such Notification of Election or take any action to cause the Commission to order such Notification of Election to be withdrawn. Such Notification of Election, when filed with the Commission (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company will use its best efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as a BDC, in compliance with the requirements of Section 58 of the Investment Company Act.

2.3 Investment Advisor. The Advisor is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Advisor’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Advisor with the Commission.

2.4 Subchapter M. The Company has qualified and elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and will use its best efforts to maintain such qualification and election in effect for each full fiscal year during which it is a BDC under the Investment Company Act; provided that, at the discretion of the Company’s board of directors, it may elect not to be so treated.

2.5 Delivery of Registration Statement, Prospectus and Sales Materials. The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Company will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of: (a) the Prospectus in final form and every supplement to, or amended, Prospectus; and (b) the Authorized Sales Materials.

2.6 Blue Sky Qualifications. The Company will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each of the 50 states, the District of Columbia and Puerto Rico (such jurisdictions in which qualifications or exemptions for the offer and sale of the Offered Shares are in effect as of a relevant date are referred to herein as the “Qualified Jurisdictions”), to file such documents and furnish such information as may be reasonably required for that purpose, and to maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Company will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall provide the Company with any information required for such filings or reports that is solely in the Dealer Manager’s possession and is reasonably requested by the Company. The Company will furnish to the Dealer Manager a blue sky memorandum, prepared and updated from time to time by counsel to the Company, naming the Qualified Jurisdictions, which shall be true and correct in all respects, and which the Dealer Manager shall rely upon in making offers and sales in such Qualified Jurisdictions. The Company will, at the Dealer Manager’s request, furnish the Dealer Manager with a copy of such documents and information filed by the Company in connection with such qualifications and exemptions. The Company will notify the Dealer Manager promptly following a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect, including any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its commercially reasonable efforts to prevent the issuance of any such order, and if any such order is issued, to obtain the lifting or removal of such order as promptly as possible. The Company will file and obtain clearance of the Authorized Sales Material to the extent required by applicable Securities Act Regulations and state securities laws.

2.7 Material Disclosures. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs, or the Company receives notice from the Dealer Manager that it believes such an event has occurred, as a result of which the Prospectus or any Authorized Sales Materials would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, then the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager), and the Company will prepare and file with the SEC an amendment or supplement that will correct such statement or omission or effect such compliance to the extent required, and shall make available to the Dealer Manager sufficient copies thereof for its own use and/or distribution to the Participating Dealers. The Dealer Manager and the Participating Dealers, each in their reasonable discretion, shall suspend the offering and sale of the Offered Shares in accordance with Section 4.11 hereof until such time as the Company, in its sole discretion (a) has prepared and filed any such required amendment or supplement or otherwise effected compliance with the Securities Act and (b) instructs the Dealer Manager to resume the offering and sale of the Offered Shares.

2.8 Reporting. The Company will comply with the requirements of the Exchange Act relating to the Company’s obligation to file and, as applicable, deliver to its stockholders periodic reports including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

2.9 No Manipulation of Market for Securities. The Company will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares in violation of federal or state securities laws.

2.10 Use of Proceeds. The Company will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus in all material respects.

2.11 Transfer Agent. The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

2.12 Non-Solicitation and Non-Hire. During the term of this Agreement and for a period of one (1) year after the Termination Date (defined below), none of the Company, or any of their respective affiliates shall (i) solicit, induce, recruit, hire or agree to hire or otherwise encourage or entice any employee of the Dealer Manager or any of its affiliates to leave the employ of the Dealer Manager or its affiliates, or in any way interfere with the relationship between Dealer Manager or its affiliates and any employee thereof; provided, however, that the Company shall not be restricted from (a) employing any such person who contacts it on his or her own initiative and without any direct or indirect solicitation by the Company, and (b) advertising in publications or other general solicitations for employment not directed at such persons and the hiring as a result thereof shall not be deemed a violation of this paragraph, or (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of Dealer Manager or its affiliates to cease doing business with, or modify its business relationship with Dealer Manager or its affiliates, or in any way interfere with or hinder the relationship between any such customer, supplier, licensee or business relation and Dealer Manager or its affiliates.

2.13 Information. The Company shall furnish, or arrange to have furnished to the Dealer Manager (a) all information in the Company’s control that is material to the Dealer Manager performing dealer manager services in connection with the Offering and (b) all information in the Company’s control (including due diligence information) that the Dealer Manager reasonably believes appropriate to performing the dealer manager services described in this Agreement.

2.14 Copies of Registration Statement and Prospectus. The Company will furnish the Dealer Manager with one signed copy of the Registration Statement, including its exhibits, and such additional copies of the Registration Statement, without exhibits, and the Prospectus and all amendments and supplements thereto, which are finally approved by the SEC, as the Dealer Manager may reasonably request for the sale of the Offered Shares.

2.15 Qualification to Transact Business. The Company will take all steps necessary to ensure that at all times the Company will validly exist as a Maryland corporation and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

2.16 Authority to Perform Agreements. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the Company’s performance of this Agreement, the Advisory Agreement and under its charter and bylaws for the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

2.17 Authorized Sales Materials. The Company will furnish to the Dealer Manager as promptly as shall be practicable upon request any Authorized Sales Materials (provided that the use of such Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies). Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is furnished or approved by the Company (including, without limitation, Authorized Sales Materials shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. The Company will prepare (or cause to be prepared) all Authorized Sales Materials. Each of the Company and the Advisor will not (and will cause its affiliates to not) (i) show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public; and (2) show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

2.18 Certificates of Compliance. The Company shall provide, from time to time, upon reasonable request and reasonable frequency of the Dealer Manager, certificates of its chief executive officer and chief financial officer of compliance by the Company of the requirements of this Agreement.

2.19 Customer Information. The Company shall:

(a) abide by and comply with (A) the privacy standards and requirements of the GLB Act, (B) the privacy standards and requirements of any other applicable federal or state law, and (C) its own internal privacy policies and procedures, each as may be amended from time to time;

(b) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c) determine which customers have opted out of the disclosure of nonpublic personal information by reviewing the aggregated list of such customers from the Dealer Manager and the Participating Dealers periodically provided to the Company by the Dealer Manager (the “List”) to identify customers that have exercised their opt-out rights. Prior to disclosing nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Company will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

2.20 Certain Payments. Without the prior consent of the Dealer Manager, none of the Company, its Subsidiaries, or any of their respective affiliates will make any payment (cash or non-cash) to any associated person or registered representative of the Dealer Manager.

2.21 Legal Proceedings. The Company will promptly give notice to the Dealer Manager of the occurrence of a Legal Proceeding arising or occurring during the term of this Agreement.

2.22 Exclusivity. The Company and its affiliates will work exclusively with the Dealer Manager to distribute the Offered Shares and securities of the Company during the term of this Agreement. During the term of this Agreement, neither the Company nor its affiliates, nor their representatives on behalf of the Company or its affiliates, shall, directly or indirectly, discuss, negotiate, engage or consider any proposal from any other person or entity for such person or entity to provide dealer manager services to the Company.

3. Expenses and Fees.

3.1 Company Expenses. Subject to the limitations described below, the Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including, without limitation, expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Company shall designate as appropriate and the determination of their eligibility for sale under state law as aforesaid and the printing and furnishing of copies of blue sky surveys (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (e) the Dealer Manager’s filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any escrow agent, transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Advisor’s personnel, and the personnel of any sub-advisor designated by the Advisor and acting on behalf of the Company, in making road show presentations and presentations to Participating Dealers and other broker-dealers and financial advisors with respect to the offering of the Offered Shares; (h) the performance of the Company’s other obligations hereunder; and (i) all of the expenses of agents of the Company, other than the Dealer Manager, incurred in connection with performing marketing and advertising services for the Company.

3.2 Dealer Manager Expenses. In addition to payment of the Company expenses, the Company shall reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to each Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including without limitation, the reasonable expenses, fees and taxes incurred in connection with: (a) legal counsel to the Dealer Manager, including fees and expenses incurred prior to the Effective Date, provided such fees and expenses are incurred in relation to the Dealer Manager and provided further that: (i) such fees and expenses do not exceed $200,000 with respect to the Offering under Registration Statement No. 333-175624, and (ii) with respect to the Offering under Registration Statement No 333-200595, such fees and expenses do not exceed $150,000, unless otherwise consented to by the Company in writing, such consent not to be unreasonably withheld, delayed or conditioned; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with each Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Company, industry sponsored conferences and informational seminars; and (d) customary promotional items.

3.3 Due Diligence Expenses. In addition to reimbursement as provided under Section 3.2, the Company shall also reimburse the Dealer Manager, or any Participating Dealer, as appropriate, for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Participating Dealer incident to each Offering. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Dealer and their personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer Manager or any Participating Dealer shall provide a detailed and itemized invoice to the Company for any such due diligence expenses; provided, however, that the Company shall also reimburse to the Dealer Manager in non-accountable due diligence fees: (a) up to $300,000 for the Offering under Registration Statement No. 333-175624, and (b) such amounts agreed to by the Company’s written consent, such consent not to be unreasonably withheld, delayed or conditioned, for the Offering under Registration Statement No. 333-200595.

4. Representations, Warranties and Covenants of Dealer Manager. The Dealer Manager hereby represents and warrants, and covenants and agrees to the Company, as of the date hereof and at all times during the term of this Agreement (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates) as follows:

4.1 Good Standing of the Dealer Manager. The Dealer Manager is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business and to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Dealer Manager and, assuming due authorization, execution and deliver of this Agreement by the Company constitutes a legal, valid and binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 8 and 9 of this Agreement, respectively, may be limited under applicable securities laws.

4.2 Compliance with Applicable Laws, Rules and Regulations.

(a) The Dealer Manager (i) is duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (ii) is a member of FINRA in good standing, (iii) is a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement, and (iv) it has, and its employees and representatives who will perform services hereunder have, all required licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would prohibit or restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement.

(b) With respect to the Dealer Manager’s participation and the participation by each Participating Dealer in the offer and sale of the Offered Shares (including, without limitation any resales and transfers of Offered Shares), the Dealer Manager agrees to comply, and each Participating Dealer shall agree to comply in all material respects, in the executed Participating Broker-Dealer Agreement between such Participating Dealer and the Dealer Manager, in substantially the form attached as Exhibit A to this Agreement, subject to any reasonable adjustments as determined in the sole discretion of the Dealer Manager (the “Participating Dealer Agreement”), with all applicable requirements of (i) the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal rules and regulations applicable to the Offering and the sale of the Offered Shares, (ii) all applicable state securities or blue sky laws, (iii) FINRA Rules applicable to the Offering, specifically including, but not in any way limited to, Conduct Rules 2340, 2420, 2730, 2740 and 2750 and FINRA Rule 2310, and (iv) the provisions of Section III.C. of the Omnibus Guidelines of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). The Dealer Manager agrees that to the extent it executes a Participating Dealer Agreement with a Participating Dealer that deviates in any material respect from the form attached hereto as Exhibit A, that it shall provide to the Company a copy of such agreement and a summary of such deviations.

4.3 Participating Dealers. The Offered Shares shall be offered and sold only by the Dealer Manager and the Participating Dealers the Dealer Manager may retain; provided, however, that (i) each Participating Dealer whom the Dealer Manager retains shall represent to the Dealer Manager that it is (a) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act and a member of FINRA in good standing and (b) duly licensed or registered by the regulatory authorities in the jurisdictions in which they will offer and sell Offered Shares, as set forth in an executed Participating Dealer Agreement between such Participating Dealer and the Dealer Manager and (ii) all such engagements of Participating Dealers are evidenced by written agreements, the terms and conditions of which substantially conform to the Participating Dealer Agreement, subject to any reasonable adjustments as determined in the sole discretion of the Dealer Manager.

4.4 AML Compliance. Although acting as a wholesale distributor and not itself selling shares directly to investors, the Dealer Manager represents to the Company that it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Regulations and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (a) its AML Program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

4.5 Accuracy of Information. The Dealer Manager represents and warrants that the information under the caption “Plan of Distribution” in the Prospectus insofar as it relates to the Dealer Manager and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 Suitability.

(a) Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager will not offer Offered Shares, and will not permit any of its registered representatives to offer Offered Shares, in any jurisdiction unless both the Dealer Manager and such registered representative (i) are duly licensed to transact securities business in such jurisdiction and (ii) have been advised in writing by the Company that the Offered Shares are qualified or registered under the applicable laws of such jurisdiction or that such qualification or registration is not required in such jurisdiction and that the Offered Shares may be offered and sold in such jurisdiction. In its agreement with each Participating Dealer, the Dealer Manager will not allow a Participating Dealer, or any such Participating Dealer’s registered representatives, to offer Offered Shares in any jurisdiction unless both the Participating Dealer and such Participating Dealer’s registered representative (i) are duly licensed to transact securities business in such jurisdiction and (ii) have been advised in writing by the Company that the Offered Shares are qualified or registered under the applicable laws of such jurisdiction or that such qualification or registration is not required in such jurisdiction and that the Offered Shares may be offered and sold in such jurisdiction.

(b) The Dealer Manager will offer Offered Shares, and in its Participating Dealer Agreement with each Participating Dealer will require that each Participating Dealer agree to offer Offered Shares, only to persons who satisfy the investor suitability standards and minimum investment requirements set forth in the Prospectus or in any suitability letter or memorandum sent to the Dealer Manager by the Company. The Dealer Manager agrees that, in recommending the purchase, sale or exchange of Offered Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager that makes a recommendation, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that the investor (i) can reasonably benefit from an investment in the Shares based on such investor’s overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the investor’s overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity of the Shares, (d) the background and qualifications of the Advisor and (e) the tax consequences of the investment. The Dealer Manager or a person associated with the Dealer Manager, will make every reasonable effort to determine that the proposed purchase of Offered Shares is a suitable and appropriate investment for such proposed investor solicited by a person associated with the Dealer Manager. In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, the Dealer Manager and Participating Dealers may rely on (A) representations from investment advisers who are not affiliated with a Participating Dealer, banks acting as trustees or fiduciaries, and (B) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the Person or any other information known by the Dealer Manager (or Participating Dealer, as applicable), after due inquiry. Notwithstanding the foregoing, the Dealer Manager shall not, and each Participating Dealer shall agree not to, execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

4.7 Recordkeeping. The Dealer Manager agrees to comply, and to require each Participating Dealer to comply, with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. The Dealer Manager further agrees to keep, and to require each Participating Dealer to keep, such records with respect to each customer who purchases Offered Shares, the customer’s suitability and the amount of Offered Shares sold, and to retain such records for six years or such period of time as may be required by the SEC, any state securities commission, FINRA or the Company, whichever is later. The Company agrees that the Dealer Manager can satisfy its recordkeeping obligations hereunder by contractually requiring such information to be maintained by the Participating Dealers, investment advisors or banks referred to above in Section 4.6.

4.8 Distribution of Prospectuses. The Dealer Manager is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it has complied and will comply therewith.

4.9 Authorized Sales Materials. The Company will provide the Dealer Manager with certain Authorized Sales Materials to be used by the Dealer Manager and the Participating Dealers in connection with the Offering. If the Dealer Manager elects to use such Authorized Sales Materials, then the Dealer Manager agrees that such material shall not be used by it in connection with the Offering and that it will direct Participating Dealers not to make such use of any Authorized Sales Materials unless accompanied or preceded by the Prospectus. The Dealer Manager agrees that it will not use any sales literature or materials other than Authorized Sales Materials provided by the Company. The Dealer Manager shall not, and in its Participating Dealer Agreement with each Participating Dealer will require that each Participating Dealer agree not to, give or provide any information or make any representation other than those contained in the Prospectus or the Authorized Sales Materials.

4.10 Materials for Broker-Dealer Use Only. The Dealer Manager will not use any “broker-dealer use only” Authorized Sales Materials with members of the public in connection with offers or sales or the Offered Shares.

4.11 Suspension or Termination of Offering. The Dealer Manager agrees, and will require that each of the Participating Dealers agree, to suspend or terminate the offering and sale of the Offered Shares upon request of the Company at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Company.

4.12 Subscription Procedures. The Dealer Manager will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus, and with respect to any direct sales made by the Dealer Manager, with the transmittal of funds procedures set forth in Section 6.

4.13 Exclusivity. Neither the Dealer Manager, nor any of its affiliates, will serve as the dealer manager or otherwise participate in a selling group distributing securities in the U.S. retail investor market for any fund, limited liability company or partnership investing primarily in secured loans to Middle Market U.S. companies during the term of this Agreement (the “SC Exclusivity”). The Dealer Manager may terminate the SC Exclusivity in its sole discretion if the Company, the Advisor or any of its affiliates commits fraud, bad acts, or otherwise breaches any material terms of this Dealer Manager Agreement. Nothing contained in this Section 4.13, or elsewhere in this Agreement, shall limit, modify or amend any provision, term or understanding agreed upon by the Dealer Manager and the Company, or any other party, under that certain exclusivity agreement dated February 5, 2014, by and among the Company, the Advisor, Medley LLC, the Dealer Manager, RCS Capital Corporation, Realty Capital Securities, LLC, Validus/Strategic Capital Partners, LLC, and Strategic Capital Advisory Services, LLC.

5. Sale of Offered Shares.

5.1 Compensation.

(a) Selling Commissions. Subject to volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 5.1, the Company will pay to the Dealer Manager selling commissions in the amount of 7.0% of the gross proceeds of the Offered Shares sold, which commissions will be reallowed to the Participating Dealer who sold the Offered Shares giving rise to such commissions, as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer. The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any shares sold pursuant to Sections 5.1(c) below.

(b) Dealer Manager Fee. Subject to volume discounts and other special circumstances described in or otherwise provided for in the “Plan of Distribution” section of the Prospectus or this Section 5.1, the Company will pay to the Dealer Manager a dealer manager fee in the amount of 2.75% of the gross proceeds from the sale of the Offered Shares (the “Dealer Manager Fee”), a portion of which may be reallowed to Participating Dealers (as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of shares sold by such Participating Dealer, the assistance of such Participating Dealer in marketing the Offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to participating broker-dealers in similar offerings being conducted during the Offering Period.

(c) Sales to Participating Dealers. As described in the Prospectus, the Dealer Manager may sell Offered Shares to Participating Dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives at the public offering price, net of selling commissions. For purposes of this discount, a family member includes such person’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.

(d) Payment. All amounts payable to the Dealer Manager pursuant to this Section 5.1 will be paid in full within thirty (30) days after the investor subscribing for the Offered Shares is admitted as a stockholder of the Company.

(e) Underwriting Compensation. Notwithstanding anything to the contrary contained herein, in no event shall the total aggregate underwriting compensation paid by the Dealer Manager to the Participating Dealers participating in each Offering, including, but not limited to, selling commissions, the Dealer Manager Fee and the expense reimbursements set forth in Section 3.2, exceed ten percent (10.0%) of the gross proceeds from the sale of Offered Shares in each Offering as of the end of each Offering.

5.2 Obligations to Participating Dealers. The Company will not be liable or responsible to any Participating Dealer for direct payment of commissions or any reallowance of the Dealer Manager Fee to such Participating Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of the Dealer Manager Fee to Participating Dealers. Notwithstanding the above, the Company, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of commissions or reallowance of the Dealer Manager Fee to such Participating Dealers without incurring any liability therefor.

6. Submission of Orders.

(a) Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a subscription agreement in the form attached as an appendix to the Prospectus (the “Subscription Agreement”) and to deliver to the Dealer Manager or Participating Dealer, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of the public offering price per share subscribed for as set forth in a Prospectus , or such discounted purchase price per Share that may apply based upon the available discounts specified in a Prospectus, or such price disclosed by the Company. There shall be a minimum initial purchase by any one purchaser of $2,000 of Offered Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager). Minimum subsequent purchases of Offered Shares shall be $500 per transaction. Persons who purchase Offered Shares will be instructed by the Processing Broker-Dealer to make their checks payable to “UMB Bank, N.A., as agent for “Sierra Income Corporation.”

(b) The Processing Broker-Dealer receiving a Subscription Agreement and instrument of payment not conforming to the foregoing instructions shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and instruments of payment received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(i) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by the end of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Company or its designated agent; and

(ii) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Subscription Agreements and instruments of payment will be transmitted by the Processing

Broker-Dealer to the Final Review Office by end of business of the next business day following receipt thereof by the Processing Broker-Dealer. The Final Review Office will in turn by end of business of the next business day following receipt thereof by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or its designated agent.

(c) Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and instrument of payment for such account directly to the Company or its designated agent. The Processing Broker-Dealer shall furnish to the Company or its designated agent with each delivery of instruments of payment a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

(d) The Dealer Manager acknowledges and agrees that the Company reserves the unconditional right to reject any order for any reason.

7. Conditions of the Dealer Manager’s Obligations. The Dealer Manager’s obligations hereunder shall be subject to the continued accuracy throughout the term of this Agreement of the representations, warranties and agreements of the Company, to the performance by the Company of its obligations hereunder and to the following terms and conditions:

7.1 Effectiveness of Registration Statement. The Registration Statement shall have initially become effective on the Effective Date and, at any time during the term of this Agreement, no stop order shall have been issued or proceedings therefor initiated or threatened by the SEC; and all requests for additional information on the part of the SEC and state securities administrators shall have been complied with and no stop order or similar order shall have been issued or proceedings therefor initiated or threatened by any state securities authority in any jurisdiction in which the Company intends to offer the Offered Shares.

8. Indemnification.

8.1 Indemnified Parties Defined. For the purposes of this Section 8, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

8.2 Indemnification of the Dealer Manager and Participating Dealers. The Company, will indemnify, defend (subject to Section 8.6) and hold harmless the Dealer Manager and the Participating Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which such Participating Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by any of the Company, any material breach of a covenant contained herein by any of the Company, or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof, or in the Prospectus or any amendment or supplement to the Prospectus, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each Participating Dealer or the Dealer Manager, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager in each case expressly for use in the Registration Statement or any post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 8.2 is further limited to the extent that no such indemnification by the Company of a Participating Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

8.3 Dealer Manager Indemnification of the Company. The Dealer Manager will indemnify, defend and hold harmless the Company, its Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager or any material failure by the Dealer Manager to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager specifically for use with reference to the Dealer Manager in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, or (d) any use of sales literature by the Dealer Manager that is not Authorized Sales Materials or any use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, or (e) any untrue statement made by the Dealer Manager or its authorized registered representatives or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, in each case, other than statements or omissions made in conformity with the Registration Statement, the Prospectus, any Authorized Sales Materials, or any other materials or information furnished by or on behalf of the Company. The Dealer Manager will reimburse the aforesaid parties for reasonable expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

8.4 Participating Dealer Indemnification of the Company. By virtue of entering into the Participating Dealer Agreement, each Participating Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, expenses, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Participating Dealer Agreement.

8.5 Action Against Parties; Notification. Promptly after receipt by any indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 8.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of and unconditional release of all liability from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

8.6 Reimbursement of Fees and Expenses. An indemnifying party under Section 8 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a) In the case of the Company indemnifying the Dealer Manager, the advancement of Company funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(b) In any case of indemnification other than that described in Section 8.6(a) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

9. Contribution.

(a) If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Participating Dealer, respectively, from the proceeds of the offering of the Offered Shares pursuant to this Agreement and the relevant Participating Dealer Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Dealer Manager and the Participating Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b) The relative benefits received by the Company, the Dealer Manager and the Participating Dealer, respectively, in connection with the proceeds of the offering of the Offered Shares pursuant to this Agreement and the relevant Participating Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement and the relevant Participating Dealer Agreement (before deducting expenses), received by the Company, and the total selling commissions and Dealer Manager Fees received by the Dealer Manager and the Participating Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover.

(c) The relative fault of the Company, the Dealer Manager and the Participating Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, or by the Dealer Manager or by the Participating Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company, the Dealer Manager and the Participating Dealer (by virtue of entering into the Participating Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section 9, the Dealer Manager and the Participating Dealer shall not be required to contribute any amount by which the total price at which the Offered Shares sold to the public by them exceeds the amount of any damages which the Dealer Manager and the Participating Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f) No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g) For the purposes of this Section 9, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each of the officers, directors, employees, members, partners, agents and representatives of the Company, respectively, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company, respectively. The Participating Dealers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Offered Shares sold by each Participating Dealer and not joint.

10. Term and Termination.

10.1 Term; Termination. This Agreement shall commence as of the date first written above. Unless sooner terminated pursuant to this Section 10.1 or by operation of law, this Agreement shall expire at the termination date of the Offering described in the Prospectus (the period between the original Effective Date and the termination date of the offering is referred to herein as the “Offering Period”). This Agreement (i) shall automatically terminate at the first occurrence of any of the following events: (a) the expiration of the Offering

Period, (b) the date of the dissolution or liquidation of the Company, or (c) the date the Dealer Manager’s license or registration to act as a broker-dealer is revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence (and this Agreement shall be deemed to be suspended during revocation or suspension period), (ii) may be terminated by the Company pursuant to Section 10.2 below, and (iii) may be terminated by the Dealer Manager pursuant to Section 10.3 below (the date upon which any of the above occur shall be referred to as the “Termination Date”).

10.2 Termination by the Company. The Company has the option to terminate this Agreement immediately, subject to any applicable cure period described below, upon written notice of termination from the Company to the Dealer Manager, if any of the following events occur:

(a) a court of competent jurisdiction enters a decree or order for relief in respect of the Dealer Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Dealer Manager or for any substantial part of its property or orders the winding up or liquidation of the Dealer Manager’s affairs;

(b) the Dealer Manager commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Dealer Manager or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due; or

(c) a material breach of this Agreement by the Dealer Manager that materially adversely affects the Dealer Manager’s ability to perform its duties under this Agreement, provided that the Dealer Manager does not cure any such material breach within ninety (90) days of receiving notice of such material breach from the Company.

(d) the Dealer Manager shall have engaged in fraud, criminal conduct, willful misconduct or committed a willful or grossly negligent breach of the Dealer Manager’s obligations under this Agreement;

The Dealer Manager agrees that if any of the events specified in subsections (a) or (b) above occur, it will give written notice thereof to the Company within seven (7) days after the occurrence of such event.

10.3 Termination by the Dealer Manager. The Dealer Manager has the option to terminate this Agreement immediately, subject to any applicable cure period described below, upon written notice of termination from the Dealer Manager to the Company, if any of the following events occur:

(a) a court of competent jurisdiction enters a decree or order for relief in respect of the Company, a Subsidiary, or the Advisor in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, a Subsidiary, or the Advisor or for any substantial part of their property or orders the winding up or liquidation of the Company’s, a Subsidiary’s or the Advisor’s affairs;

(b) the Company, a Subsidiary or the Advisor commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, a Subsidiary, or the Advisor or for any substantial part of their property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due;

(c) the Company shall have changed its investment objective from that included in the Company’s Prospectus, as may be amended from time to time;

(d) a stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and is not rescinded within 10 business days after the issuance thereof;

(e) the Company shall have engaged in fraud, criminal conduct or willful misconduct or committed a willfully or grossly negligent breach of its respective obligations under this Agreement;

(f) a material breach of this Agreement by the Company that materially adversely affects the Company’s ability to perform its duties under this Agreement, provided that the Company does not cure any such material breach within ninety (90) days of receiving notice of such material breach from the Dealer Manager.

The Company agrees that if any of the events specified in subsections (a) or (b) above occur, it will give written notice thereof to the Dealer Manager within seven (7) days after the occurrence of such event.

10.4 Dealer Manager Obligations Upon Termination. The Dealer Manager, upon the expiration or termination of this Agreement, shall promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Company for the deposit of investor funds, promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and notify Participating Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. Upon termination of this Agreement, the Dealer Manager shall use its commercially reasonable best efforts to cooperate with the Company and any other party that may be necessary to accomplish an orderly transfer to a successor entity of the operation and management of the services the Dealer Manager is providing to the Company pursuant to this Agreement. The Dealer Manager will not be entitled to receive any additional fee in connection with the foregoing provisions of this Section 10.4, but the Company will pay or reimburse the Dealer Manager for any expenses reasonably incurred by the Dealer Manager in connection therewith.

10.5 Company Obligations Upon Termination. Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all (a) earned but unpaid compensation and (b) reimbursement for all incurred, accountable expenses to which the Dealer Manager is or becomes entitled under Section 6 hereof at such time as such compensation becomes payable.

11. Survival of Provisions Following Termination. The respective agreements, representations and warranties of the Company, and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Dealer or any person controlling the Dealer Manager or any Participating Dealer or by or on behalf of the Company, or any person controlling the Company; and (b) the delivery of payment for the Offered Shares. Following the Termination Date, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 3, 5.1, 8, 9, 10, 11 and 13, all of which will survive the termination of this Agreement.

12. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Offered Shares all orders for purchase of Offered Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

13.	Miscellaneous.

13.1 Applicable Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Georgia and the federal courts of the United States of

America located in Atlanta, Georgia for purposes of any suit, action or other proceeding arising from this Agreement and the Offering, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute.

13.2 Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

13.3 Entire Agreement. This Agreement and the Exhibit attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

13.4 Successors. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and permitted assigns and shall inure to the benefit of the Participating Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

13.5 Assignment. Neither the Company, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Company, on the other hand.

13.6 Amendment.

(a) This Agreement may be amended only by the written agreement of the Dealer Manager and the Company.

(b) Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 shall apply only prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Advisor or the Dealer Manager prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Shares or the Prospectus relating to such Registration Statement.

13.7 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally or by commercial messenger; (b) one business day after deposit with a recognized overnight delivery service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; or (c) when transmitted by facsimile, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company:	Sierra Income Corporation 315 Park Avenue, 33rd Floor New York, NY 10152 Attention: Chief Executive Officer

If to the Dealer Manager:	SC Distributors, LLC 610 Newport Center Drive, Suite 350 Newport Beach, CA 92660 Attention: Patrick Miller, President

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 13.7.

13.8 Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

13.9 No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager or the Participating Dealers as being in association with or in partnership with the Company or one another, and instead, this Agreement only shall constitute the Dealer Manager and Participating Dealers as brokers authorized by the Company to sell and to manage the sale by others of the Offered Shares according to the terms set forth in the Registration Statement, the Prospectus or this Agreement. Nothing herein contained shall render the Dealer Manager or the Company liable for the obligations of any of the Participating Dealers or one another.

13.10 Third Party Beneficiaries. Except for the persons and entities referred to in Sections 8 and 9, there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities referred to in Sections 8 and 9, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement. Each of the persons and entities referred to in Sections 8 and 9 shall be a third party beneficiary of this Agreement.

13.11 Nonwaiver. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

13.12 Access to Information. The Company may authorize the Company’s transfer agent to provide information to the Dealer Manager and each Participating Dealer regarding recordholder information about the clients of such dealers who have invested with the Company on an on-going basis for so long as such dealer has a relationship with such clients. The Dealer Manager shall require in the Participating Dealer Agreement that Participating Dealers not disclose any password for a restricted website or portion of website provided to such Participating Dealer in connection with the Offering and not disclose to any person, other than an officer, director, employee or agent of such Participating Dealers, any material downloaded from such a restricted website or portion of a restricted website.

13.13 Dealer Manager Information. Prior to the initial Effective Date, the parties will expressly acknowledge and agree as to the information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement.

13.14 Promotion of Dealer Manager Relationship. The Company and the Dealer Manager will cooperate with each other in good faith in connection with the promotion or advertisement of their relationship in any release, communication, sales literature or other such materials and shall not promote or advertise their relationship without the approval of the other party in advance, which shall not be unreasonably withheld or delayed.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“COMPANY”

SIERRA INCOME CORPORATION

By:
Name: Seth Taube
Title: Chairman and Chief Executive Officer

“ADVISOR” SIC ADVISORS LLC

By:
Name: Seth Taube
Title:

Accepted and agreed as of the date first above written: “DEALER MANAGER” SC DISTRIBUTORS, LLC

By:
Name: Patrick J. Miller
Title: President

Schedule 1

Registration Statement(s)

1.	Registration Statement on Form N-2, Commission File No. 333-175624
2.	Registration Statement on Form N-2, Commission File No. 333-200595

Accepted and agreed to by the Company, the Advisor and the Dealer Manager as of [    ], 2015.

SIERRA INCOME CORPORATION

By:
Name: Seth Taube
Title: Chairman and Chief Executive Officer

SIC ADVISORS LLC

By:
Name: Seth Taube
Title:

SC DISTRIBUTORS, LLC

By:
Name: Patrick J. Miller
Title: President

EXHIBIT A

SIERRA INCOME CORPORATION

Up to $1,500,000,000 in Shares of Common Stock

FORM OF PARTICIPATING BROKER-DEALER AGREEMENT

                    , 2015

Ladies and Gentlemen:

SC Distributors, LLC, a Delaware limited liability company, as the dealer manager (“Dealer Manager”) for Sierra Income Corporation, a Maryland Corporation (the “Company”), invites you (“Dealer”) to participate in the distribution of shares of common stock, $0.001 par value per share, of the Company (“Shares”), as well as the distribution of Shares that may be offered by the Company from time to time hereafter in a registered public offering (a “Follow-On Offering”), unless, in connection with such Follow-On Offering, the Company or the Dealer Manager indicates otherwise, subject to the following terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Dealer Manager Agreement between the Dealer Manager and the Company, dated January _, 2012 in the form attached hereto as Exhibit “A” (the “Dealer Manager Agreement”) and, in the event of a Follow-On Offering, the applicable Dealer Manager Agreement entered into between the Dealer Manager and the Company in connection with such Follow-On Offering (each, a “Follow-On Dealer Manager Agreement”).

I. Dealer Manager Agreement

By Dealer’s acceptance of this Agreement, Dealer will become one of the “Participating Dealers” referred to in the Dealer Manager Agreement and will be entitled and subject to the terms and conditions of the Dealer Manager Agreement, including, but not limited to, Section 8.4 of the Dealer Manager Agreement (or, in the event of a Follow-On Offering, the equivalent section of the applicable Follow-On Dealer Manager Agreement) wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each of their respective Indemnified Parties.

Dealer hereby agrees to solicit, as an independent contractor and not as the agent of the Dealer Manager or of the Company (or their affiliates), persons acceptable to the Company to purchase the Shares pursuant to the subscription agreement in the form attached to the Prospectus and in accordance with the terms of the Prospectus or, in the event of a Follow-On Offering, the prospectus (a “Follow-On Prospectus”) and the subscription agreement applicable to such Follow-On Offering. Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus (and, in the event of a Follow-On Offering, the applicable Follow-On Prospectus). Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager, or the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus (or the applicable Follow-On Prospectus) and such other printed sales literature or other materials furnished to Dealer by the Dealer Manager, provided that the use of such sales literature and other materials has been approved for use in advance by the Company and all appropriate regulatory agencies (“Supplemental Information”).

II. Submission of Orders

Each person desiring to purchase Shares in the Offering (and/or in any Follow-On Offering) will be required to complete and execute a Subscription Agreement in the form attached as an appendix to the Prospectus (and, in the event of a Follow-On Offering, the applicable Follow-On Prospectus) and to deliver to Dealer such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of $10.00 per Share subscribed for, or such discounted purchase price per Share that may apply based upon the available discounts specified in the Prospectus (or, in the event of a Follow-On Offering, such amount per Share as set forth in the applicable Follow-On Prospectus). There shall be a minimum initial purchase by any one purchaser of $2,000 of Shares (except as otherwise indicated in the Prospectus, in any letter or memorandum from the Company to the Dealer Manager, or in any Follow-On Prospectus). Minimum subsequent purchases of Shares shall be $500 per transaction (except as otherwise indicated in any Follow-On Prospectus). Until such time as the Company has satisfied the Minimum Offering and released the proceeds from such subscriptions from the Escrow Account (or such greater amount as may be applicable in respect of any greater escrow in respect of subscribers from any state), those persons who purchase Shares will be instructed by the Dealer to make their checks payable to “UMB Bank, N.A., as escrow agent for Sierra Income Corporation” or a reasonable contractor or abbreviation thereof. Thereafter, those persons who purchase Shares will be instructed by the Dealer to make their checks payable to “UMB Bank, N.A., as agent Sierra Income Corporation” The Dealer Manager may authorize Dealer, if Dealer is a “$250,000 broker-dealer,” to instruct its customers to make its checks for Shares subscribed for payable directly to the Dealer, in which case the Dealer will collect the proceeds of the subscriber’s checks and issue a check made payable to the order of the Escrow Agent or the Company, as the case may be, for the aggregate amount of the subscription proceeds. Subscription Agreements and instruments of payment not conforming to the foregoing instructions shall be returned directly to such subscriber not later than the end of the second business day following receipt by the Dealer of such materials. Subscription Agreements and instruments of payment received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a) Where, pursuant to the internal supervisory procedures of the Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by noon of the next business day following receipt by the Dealer, the Dealer will transmit the Subscription Agreements and instruments of payment to the Escrow Agent or, after the Minimum Offering has been obtained, to the Company or its designated agent; and

(b) Where, pursuant to the internal supervisory procedures of the Dealer, final internal supervisory review is conducted at a Final Review Office, Subscription Agreements and instruments of payment will be transmitted by the Dealer to the Final Review Office by end of business of the next business day following receipt thereof by the Dealer. The Final Review Office will in turn by end of business of the next business day following receipt thereof by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Escrow Agent or, after the Minimum Offering has been satisfied, to the Company or its designated agent.

(c) Notwithstanding the foregoing, with respect to any Shares to be purchased by a custodial account, Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and instrument of payment for such account directly to the Escrow Agent. Dealer shall furnish to the Escrow Agent with each delivery of instruments of payment a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Shares subscribed for, and the amount of money paid.

III. Pricing

Except as described in the Prospectus (or the applicable Follow-On Prospectus), the Shares shall be offered to the public at an initial offering price of $10.00 per Share, payable in cash pursuant to the Offering or at such higher price as necessary to ensure that the Shares are not sold at a price, after deduction of selling commissions and dealer manager fees, that is below the Company’s net asset value per share. In the event of a material decline in the Company’s net asset value per share, which is considered to be a 5% decrease below the net offering price then in effect, and subject to certain conditions, the offering price will be reduced accordingly.

IV. Dealers’ Compensation

Except for discounts and other special circumstances described in or otherwise provided for in the “Plan of Distribution” section of the Prospectus or the Dealer Manager Agreement (or the applicable Follow-On Prospectus or applicable Follow-On Dealer Manager Agreement), Dealer’s selling commission applicable to the total public offering price of Shares sold in the primary offering by Dealer that it is authorized to sell hereunder is 7.0% of the gross proceeds of the Shares sold by it and accepted and confirmed by the Company, which commissions will be paid by the Dealer Manager. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith, and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.

In addition, as set forth in the Prospectus (or the applicable Follow-On Prospectus), the Dealer Manager may, in its sole discretion, reallow a portion of the Dealer Manager Fee to Dealer. Such reallowance, if any, shall be determined by the Dealer Manager in its sole discretion. Reimbursement requests for accountable bona fide due diligence expenses must be made by Dealer within six months of the date of sale of Shares or such requests will not be honored by the Dealer Manager.

The Dealer Manager will reimburse Dealer for reasonable bona fide due diligence expenses incurred by Dealer provided such expenses are provided to Dealer Manager on a detailed and itemized invoice.

Except as otherwise provided herein, all expenses incurred by Dealer in the performance of Dealer’s obligations hereunder, including, but not limited to, expenses related to the Offering (or any Follow-On Offering) and any attorneys’ fees, shall be at Dealer’s sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering (or any Follow-On Offering) is not consummated for any reason.

Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to the Dealer unless or until the gross proceeds of the Shares sold are disbursed to the Company pursuant to the Escrow Agreement (or, in the event of a Follow-On Offering, the equivalent section of the Escrow Agreement). Until the Minimum Offering Requirement, as defined in the Escrow Agreement, is satisfied, subscription proceeds will be held in escrow and, if the Minimum Offering Requirement is not satisfied, subscription proceeds will be returned to the investors in accordance with the Prospectus (or the applicable Follow-On Prospectus) and the Escrow Agreement.

The parties hereby agree that the foregoing selling commissions and Dealer Manager Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the Offering (or any Follow-On Offering) is limited to such selling commissions from the Dealer Manager and Dealer’s indemnity referred to in Section 8.4 of the Dealer Manager Agreement (or, in the event of a Follow-On Offering, the equivalent section of the applicable Follow-On Dealer Manager Agreement), and that the Company is not liable or responsible for the direct payment of such commissions to Dealer.

V. Payment

Payments of selling commissions will be made by the Dealer Manager to Dealer within 10 days of the receipt by the Dealer Manager of the gross commission payments from the Company. Dealer acknowledges that if the Company pays selling commissions to the Dealer Manager, the Company is relieved of any obligation for selling commissions to Dealer. The Company may rely on and use the preceding acknowledgment as a defense against any claim by Dealer for selling commissions the Company pays to Dealer Manager but that Dealer Manager fails to remit to Dealer.

VI. Covenants of Dealer

Prior to participating in the Offering (or any Follow-On Offering), Dealer will have conducted an inquiry such that Dealer has reasonable grounds to believe, based on information made available to Dealer by the Dealer Manager and/or the Company through the Prospectus (or the applicable Follow-On Prospectus), that all material facts are adequately and accurately disclosed in the Prospectus (or the applicable Follow-On Prospectus) and provide a basis for evaluating an investment in the Company and the Shares. Dealer agrees not to rely upon the efforts of the Dealer Manager, which is affiliated with the Company, in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state laws or the Financial Industry Regulatory Authority (“FINRA”). Dealer further agrees to conduct its own investigation to make that determination independent of the efforts of the Dealer Manager.

Dealer agrees to retain in its records and make available to the Dealer Manager and to the Company for a period of at least six (6) years following the termination of the Offering (or any Follow-On Offering), or such period of time as may be required by the SEC, any state securities commission, FINRA or the Company, whichever is later, information establishing that each investor who purchases the Shares solicited by Dealer is within the permitted class of investors under the requirements of the jurisdiction in which such purchaser is a resident and the suitability standards set forth in the Prospectus (or the applicable Follow-On Prospectus) and the Subscription Agreement.

Dealer agrees that, prior to accepting a subscription for the Shares, it will inform the prospective investor of all pertinent facts relating to the illiquidity and lack of marketability of the Shares, as appropriate, during the term of the investment but shall not, in any event, make any representation on behalf of the Company except as set forth in the Prospectus (or any Follow-On Prospectus) and any Supplemental Information.

VII. Compliance with Record Keeping Requirements

The Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Dealer further agrees to keep such records with respect to each customer who purchases Shares, the customer’s suitability and the amount of Shares sold, and to retain such records for six (6) years or such longer period of time as may be required by the SEC, any state securities commission, FINRA or the Company.

VIII. Compliance With Laws

With respect to the Dealer’s participation in the offer and sale of the Shares (including, without limitation any resales and transfers of Shares), the Dealer agrees to comply with all applicable requirements of (i) the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal laws, rules and regulations applicable to the Offering (or any Follow-On Offering) and the sale of the Shares, (ii) all applicable state securities or blue sky laws, rules or regulations, (iii) FINRA Rules applicable to the Offering (or any Follow-On Offering), specifically including, but not in any way limited to, Conduct Rules 2310, 2340, 2420, 2730, 2740 and 2750, and (iv) the provisions of Section III.C. of the NASAA Guidelines.

IX. Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a Subscription Agreement and the required instrument of payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefore. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Dealer agrees to return to the Dealer Manager any selling commissions theretofore paid with respect to such order.

X. Prospectus, Follow-On Prospectus and Supplemental Information

Dealer is not authorized or permitted to give, and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus, the Supplemental Information and, in the event of a Follow-On Offering, the applicable Follow-On Prospectus. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus (and, in the event of a Follow-On Offering, the applicable Follow-On Prospectus), as well as any Supplemental Information, for delivery to investors, and Dealer will deliver a copy of the Prospectus (and, in the event of a Follow-On Offering, the applicable Follow-On Prospectus) as required by the Securities Act, the Exchange Act, and the Securities Act Regulations and the Exchange Act Regulations. Dealer agrees that it will not send or give any Supplemental Information to an investor unless it has previously sent or given a Prospectus (and, in the event of a Follow-On Offering, the applicable Follow-On Prospectus) to that investor or has simultaneously sent or given a Prospectus (and, in the event of a Follow-On Offering, the applicable Follow-On Prospectus) with such Supplemental Information. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings that have not been previously approved by the Dealer Manager other than the Prospectus, the Supplemental Information and, in the event of a Follow-On Offering, the Follow-On Prospectus. Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus (and, in the event of a Follow-On Offering, the applicable Follow-On Prospectus) to each person to whom it has furnished a copy of any previous preliminary Prospectus (or any applicable Follow-On Prospectus), and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses (and, in the event of a Follow-On Offering, the Follow-On Prospectuses) required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus (and, in the event of a Follow-On Offering, the applicable Follow-On Prospectus) in transactions with respect to the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act or the Exchange Act Rules and Regulations thereunder.

XI. License and Association Membership

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a broker-dealer properly registered with the SEC, duly authorized to sell Shares under federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if Dealer ceases to be a member in good standing of FINRA. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing of FINRA.

XII. Anti-Money Laundering Compliance Programs

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Regulations and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. Dealer’s acceptance of this Agreement also constitutes a representation to the Company and the Dealer Manager that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act. Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (a) its AML Program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act. Further, Dealer agrees, upon receipt of an “information request” issued under Section 314 (a) of the USA Patriot Act to provide the Financial Crimes Enforcement Network with information regarding: (i) the identity of a specified individual or organization; (ii) account number; (iii) all identifying information provided by the account holder; and (iv) the date and type of transaction. The Dealer Manager from time to time will monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other potential signals of suspicious activity, including possible money laundering or terrorist financing. The Company and the Dealer Manager reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

XIII. Limitation of Offer

Dealer will offer Shares only to persons who satisfy the investor suitability standards and minimum investment requirements set forth in the Prospectus (or the applicable Follow-On Prospectus) or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Company or the Dealer Manager that the Shares are qualified for sale or that such qualification or registration is not required in such jurisdiction and that the Shares may be offered and sold in such jurisdiction. Notwithstanding the qualification of the Shares for sale in any respective jurisdiction (or the exemption therefrom), Dealer represents, warrants and covenants that it will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Shares, Dealer will comply with the provisions of the rules and requirements of FINRA, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the NASAA Guidelines.

Dealer agrees that, in recommending the purchase, sale or exchange of Shares to an investor, Dealer, or a person associated with Dealer that makes a recommendation, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to Dealer, or person associated with Dealer, that the investor (i) can reasonably benefit from an investment in the Shares based on such investor’s overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the investor’s overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity of the Shares, (d) the background and qualifications of the Advisor and (e) the tax consequences of the investment.

XIV. Termination, Amendment and Assignment

Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon a subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice delivered pursuant to Section XVII below. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement and the exhibits hereto are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Shares after it has received such notice.

The Dealer Manager may assign its rights, obligations and interests hereunder to a qualified assignee upon prior written notice to Dealer.

XV. Privacy Laws

The Dealer Manager and Dealer (each referred to individually in this section as “party”) agree as follows:

(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act” ), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law.

(c) Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XVI. Confidentiality of Due Diligence Information

Dealer understands that the Company, Dealer Manager or third party due diligence providers may from time to time furnish Dealer with certain information which is non-public, confidential or proprietary in nature (the “Due Diligence Information”) in connection with its due diligence obligations under FINRA rules and the federal securities laws. Dealer agrees that the Due Diligence Information will be kept confidential and shall not, without our prior written consent, be disclosed by Dealer, or by Dealer’s affiliates, agents, representatives or employees, in any manner whatsoever, in whole or in part, and shall not be used by Dealer, its agents, representatives or employees, other than in connection with Dealer’s due diligence evaluation of the Offering (or any Follow-On Offering). Dealer agrees to reveal the Due Diligence Information only to its affiliates, agents, representatives and employees who need to know the Due Diligence Information for the purpose of the due diligence evaluation. Further, Dealer and its affiliates, agents, representatives and employees will not disclose to any person the fact that the Due Diligence Information has been made available to it.

The term Due Diligence Information shall not include information which (i) is already in Dealer’s possession or in the possession of Dealer’s parent corporation or affiliates, provided that such information is not known by Dealer to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party; (ii) is or becomes generally available to the public other than as a result of a disclosure by Dealer, its affiliates, or their respective directors, officers, employees, agents, advisors and representatives in violation of this Agreement; (iii) becomes available to Dealer or its affiliates on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by Dealer or its affiliates to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party; or (iv) is independently developed by Dealer or by its affiliates without use of the Due Diligence Information.

Dealer agrees that its obligation of non-disclosure, non-use and confidentiality of the Due Diligence Information as set forth herein shall terminate two (2) years after the date on which the Due Diligence Information is received by Dealer.

XVII. Notice

All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Dealer Manager:	SC Distributors, LLC 610 Newport Center Drive, Suite 350 Newport Beach, California 92660 Facsimile No.: Attention: Patrick J. Miller, President

If to Dealer, to the address or facsimile number and address specified by Dealer on the signature page hereto.

XVIII. Attorney’s Fees; Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of California and shall take effect when signed by Dealer and countersigned by the Dealer Manager.

[SIGNATURE PAGE FOLLOWS]

Sierra Income Corporation

Participating Broker-Dealer Agreement

[SIGNATURE PAGE]

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions set forth therein.

Dealer:		(as shown in FINRA records)

Attention:

Address:

City:

State:	________________ Zip Code: _________________

Telephone No.:

Facsimile No.:

E-mail:

AGREED TO AND ACCEPTED BY THE DEALER:

By:
Signature

Printed Name

Title

AGREED TO AND ACCEPTED BY THE DEALER MANAGER: SC DISTRIBUTORS, LLC

By:
Patrick J. Miller
President